Exhibit 99.1

Clearway Energy Operating LLC, a Subsidiary of Clearway Energy, Inc.,
Announces Pricing of Offering of $925 Million “Green Bond”

PRINCETON, NJ; March 2, 2021 —  Clearway Energy Operating LLC (“Clearway Operating”), a subsidiary of Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) (“Clearway Energy”), has priced its offering of $925 million in aggregate principal amount of 3.750% senior notes due 2031 (the “New Notes”) at a price to the public of 100% of their face value. The New Notes will be senior unsecured obligations of Clearway Operating and will be guaranteed by Clearway Energy LLC, Clearway Operating’s parent company, and by each of Clearway Operating’s wholly owned current and future subsidiaries that guarantees indebtedness under its credit agreement.

The New Notes will mature on February 15, 2031. The offering is expected to close on March 9, 2021, subject to customary conditions.

Clearway Operating intends to allocate an amount equal to the net proceeds from the offering of the New Notes to finance or refinance, in part or in full, new and existing projects and assets meeting certain renewable energy generation eligibility criteria. Specifically, Clearway Operating intends to use the proceeds of the offering (i) to repurchase any and all of the $600 million outstanding aggregate principal amount of its 5.750% senior notes due 2025 (the “2025 Notes”), (ii) to pay fees and expenses related to the offering of the New Notes and the repurchase of the 2025 Notes, (iii) to repay outstanding borrowings under Clearway Operating’s revolving credit facility and (iv) for general corporate purposes.

The New Notes and related guarantees are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The New Notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This notice is issued pursuant to Rule 135c of the Securities Act, and does not constitute an offer to sell any security, including the New Notes, nor a solicitation for an offer to purchase any security, including the New Notes or the 2025 Notes, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Clearway Energy, Inc.

Clearway Energy, Inc. is one of the largest renewable energy owners in the US with over 4,200 net MW of installed wind and solar generation projects. Clearway Energy also owns approximately 2,500 net MW of environmentally-sound, highly efficient natural gas generation facilities as well as a portfolio of district energy systems. Through this environmentally-sound diversified and primarily contracted portfolio, Clearway Energy endeavors to provide its investors with stable and growing dividend income. Clearway Energy’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by its controlling investor Global Infrastructure Partners III (GIP), an independent infrastructure fund manager that invests in infrastructure and businesses in both OECD and select emerging market countries, through GIP’s portfolio company, Clearway Energy Group.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to certain risks, uncertainties and assumptions and typically can be identified by the use of words such as “expect,” “estimate,” “should,” “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms. Although Clearway Energy believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially.

Factors that could cause actual results to differ materially from those contemplated above include, among others, impacts related to COVID-19 or any other pandemic, impacts of recent weather events on the Company, its operations, its facilities and its financial results, risks and uncertainties related to the capital markets generally, whether Clearway Energy will consummate the offering, the anticipated terms of the New Notes and the anticipated use of proceeds, including the results of the repurchase of the 2025 Notes.

Clearway Energy undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The foregoing review of factors that could cause Clearway Energy’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Clearway Energy’s future results included in Clearway Energy’s filings, or the filings of Clearway Energy LLC, with the Securities and Exchange Commission at www.sec.gov. In addition, Clearway Energy makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the Securities Exchange Commission.

Investors:

Akil Marsh, 609-608-1500
investor.relations@clearwayenergy.com

Media:
Zadie Oleksiw, 202-836-5754
media@clearwayenergy.com

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